     As filed with the Securities and Exchange Commission on June 22, 2001
                                                      Registration No. 333-xxxxx
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                                 2900 Semiconductor Drive                                 95-2095071
(State or other jurisdiction of                          P.O. Box 58090                                   (I.R.S. Employer
incorporation or organization)                    Santa Clara, California 95052-8090                   Identification Number)
                                               (Address of principle executive offices)
                                   Registrant's telephone number including area code: (408)721-5000

                          -----------------------------

              NATIONAL SEMICONDUCTOR CORPORATION STOCK OPTION PLAN
                                       and
       NATIONAL SEMICONDUCTOR CORPORATION 1997 EMPLOYEES STOCK OPTION PLAN
                            (Full title of the plans)
                                -----------------

                             JOHN M. CLARK III, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 Semiconductor Drive, P.O. Box 58090
                           Santa Clara, CA 95052-8090
                                  (408)721-5000

 (Name, address and telephone number, including area code, of agent for service)

                                                     Calculation of Registration Fee
==================================================================================================================
Title of                Amount              Proposed Maximum          Proposed Maximum        Amount of
Securities to           to be               Offering Price            Aggregate               Registration
be Registered           Registered          Per Share (1)             Offering Price (1)      Fee (1)
------------------------------------------------------------------------------------------------------------------
Common Stock
$0.50 par value         30,000,000 shs      $25.97                   $779,100,000.00            $194,775.00
------------------------------------------------------------------------------------------------------------------
Preferred Stock
Purchase Rights             (2)
==================================================================================================================

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock on June 21, 2001 of $25.97 per share, as reported on the New York Stock Exchange Composite Transactions, which is used as the estimate offering price solely for the purpose of determining the registration fee, in accordance with Rule 457(h).

(2) Each share of Common Stock includes one Preferred Stock Purchase Right issued under the Rights Agreement, dated as of August 8, 1988, as amended, between the Registrant and The First National Bank of Boston, as Rights Agent.

* Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which forms a part of this Registration statement also relates to 79,354,929 shares under the Registrant's Stock Option Plan and 1977 Employees Stock Option Plan that were previously registered under Registration Statements 2-92468, 33-189-13, 33-48941, 33-61377,
        333-26625, 333-57029, and 333-77195 with respect thereto.

                                     PART I

                                EXPLANATORY NOTE

                  As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Securities Act Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                  National Semiconductor Corporation (the "Company") has amended its 1997 Employees Stock Option Plan (the "1997 Plan") to add 30,000,000 shares. This Registration Statement covers the grant of options and the sale of shares upon exercise of the options by the holders thereof under the 1997 Plan and the Company's Stock Option Plan (the "Plan"). No shares have been added to the Company's Stock Option Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have been filed with the Commission by the Company (also referred to herein as the "Registrant") under Commission File Number 1-6453 by the Company are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 28, 2000, including the portions of the Company's 2000 Annual Report and the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders incorporated therein by reference;

         (b) The Company's Quarterly Report on Form 10-Q for the period ended August 27, 2000; the Company's Quarterly Report on Form 10-Q for the period ended November 26, 2000; the Company's Quarterly Report on Form 10-Q for the period ended February 25, 2001;

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970; and

         (d) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988 and any amendments thereto filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's Common Stock is registered under Section 12 of the Exchange Act and thus, the requirements of Item 4 with respect thereto are not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         In connection with the filing of the Registration Statement, John M. Clark III, Esq. has rendered an opinion to the Company upon the legality of the Common Stock being registered hereunder. At the time of rendering such opinion, Mr. Clark had a substantial interest in the Company, as defined by the rules of the Securities and Exchange Commission, in that the fair market value of the 3725 shares of Common Stock owned directly and indirectly by him and the 220,000 shares of Common Stock subject to options held by him exceeds $50,000. Also at such time, Mr. Clark was connected with the Company in that he was Senior Vice President, General Counsel and Secretary of the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.

         Article Thirteenth of the Company's Certificate provides that the Company shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of the Company or that, at the request of the Company, he is or was serving another corporation or enterprise in any capacity. Article VIII of the Company's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

         The Company has purchased and maintains at its expense, on behalf of directors and officers, insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  TABLE OF EXHIBITS

4.1 Second Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-52775, which became effective March 22, 1994); Certificate of Amendment of Certificate of Incorporation dated September 30, 1994 (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-8 Registration No. 333-09957 which became effective August 12,
         1996); Certificate of Amendment of Certificate of Incorporation dated September 22, 2000 (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-8 Registration No. 333-48424, which became effective October 23, 2000).

4.2 By-Laws of the Company. (Incorporated by reference from the Exhibits to the Company's Form 10-Q for the quarter ended February 25, 2001 filed April 11, 2001).

4.3 Form of Common Stock Certificate (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-48935, which became effective October 5, 1992).

4.4 Rights Agreement (incorporated by reference from the Exhibits to the Company's Registration Statement on Form 8-A filed August 10, 1988); First Amendment to the Rights Agreement dated as of October 31, 1995 (incorporated by reference from the

         Exhibits to the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed December 11, 1995); Second Amendment to the Rights Agreement dated as of December 17, 1996 (incorporated by reference from the Exhibits to the Company's Amendment No. 2 to the Registration Statement on Form 8-A filed January 17, 1997).

5.1      Opinion re Legality.

10.1 National Semiconductor Corporation 1997 Employees Stock Option Plan, as amended through April 18, 2001.

23.1     Consent of Independent Auditors.

23.2     Consent of Counsel (Included in Exhibit 5).

24.1     Power of Attorney.


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforeceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on the 21st day of June, 2001.

                                NATIONAL SEMICONDUCTOR CORPORATION

                                By     BRIAN L. HALLA*
                                   ---------------------------------------------
                                       Brian L. Halla
                                       Chairman of the Board, and Chief
                                       Executive Officer


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 21ST DAY OF JUNE, 2001.

    BRIAN L. HALLA*                             Chairman of the Board, President and Chief
------------------------------------            Executive Officer (Principal Executive Officer)
    (Brian L. Halla)


    LEWIS CHEW*                                 Senior Vice President and
------------------------------------            Chief Financial Officer
    (Lewis Chew)


    ROBERT E. DEBARR*                           Controller
------------------------------------
    (Robert E. DeBarr)


    GARY P. ARNOLD*                             Director
------------------------------------
    (Gary P. Arnold)


    RICHARD J. DANZIG*                          Director
------------------------------------
    (Richard J. Danzig)


    ROBERT J. FRANKENBERG*                      Director
------------------------------------
    (Robert J. Frankenberg)


    E. FLOYD KVAMME*                            Director
------------------------------------
    (E. Floyd Kvamme)


    EDWARD R. MCCRACKEN*                        Director
------------------------------------
    (Edward R. McCracken)


    MODESTO A. MAIDIQUE*                        Director
------------------------------------
    (Modesto A. Maidique)



*By:   //S// JOHN M. CLARK III
    ---------------------------------
             John M. Clark III
             Attorney-in-Fact

                       NATIONAL SEMICONDUCTOR CORPORATION

                                  EXHIBIT INDEX

Exhibit                                                                                                   Page
Number          Description of Exhibit                                                                    Number
------------------------------------------------------------------------------------------------------------------
    4.1         Second Restated Certificate of Incorporation of the Company, as amended
                (incorporated by reference from the Exhibits to the Company's Registration
                Statement on Form S-3 Registration No. 33-52775, which became effective
                March 22, 1994); Certificate of Amendment of Certificate of Incorporation
                dated September 30, 1994 (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-8 Registration No.
                333-09957 which became effective August 12, 1996); Certificate of
                Amendment of Certificate of Incorporation dated September 22, 2000
                (incorporated by reference from the Exhibits to the Company's Registration
                Statement on Form S-8 Registration No. 333-48424, which became effective
                October 23, 2000).

    4.2         By-Laws of the Company. (incorporated by reference from the Exhibits to the Company's Form 10-Q for the quarter ended February 25, 2001 filed
                April 11, 2001).

    4.3         Form of Common Stock Certificate (incorporated by reference from the
                Exhibits to the Company's Registration Statement on Form S-3 Registration
                No. 33-48935, which became effective October 5, 1992).

    4.4         Rights Agreement (incorporated by reference from the Exhibits to the
                Company's Registration Statement on Form 8-A filed August 10, 1988); First
                Amendment to the Rights Agreement dated as of October 31, 1995
                (incorporated by reference from the Exhibits to the Company's Amendment
                No. 1 to the Registration Statement on Form 8-A filed December 11, 1995);
                Second Amendment to the Rights Agreement dated as of December 17, 1996
                (incorporated by reference from the Exhibits to the Company's Amendment
                No. 2 to the Registration Statement on Form 8-A filed January 17, 1997).

    5.1         Opinion re Legality.

    10.1        National Semiconductor Corporation 1997 Employees Stock Option Plan, as
                amended through April 18, 2001.

    23.1        Consent of Independent Auditors.

    23.2        Consent of Counsel (Included in Exhibit 5).

    24.1        Power of Attorney.